UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2004 (December 22, 2003)

FOX ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14595	95-4066193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 852-7111

Not applicable

(Former name or former address, if changed since last report)

Item 2:	Acquisition or Disposition of Assets.

As previously reported by Fox Entertainment Group, Inc. (the “Company”) in a Current Report on Form 8-K filed on December 29, 2003 (the “December 29, 2003 Form 8-K”), on December 22, 2003, The News Corporation Limited completed its acquisition of a 34% interest in Hughes Electronics Corporation (“Hughes”) and transferred to the Company its entire interest in Hughes.

This Current Report on Form 8-K/A is being filed to amend the December 29, 2003 Form 8-K to include the financial information required by Item 7 of Form 8-K.

Item 7:	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements in connection with the Company’s acquisition of a 34% interest in Hughes are attached as Exhibits 99.1 and 99.2.

(b) Pro Forma Financial Information.

The required pro forma financial information in connection with the Company’s acquisition of a 34% interest in Hughes is attached as Exhibit 99.3.

(c) Exhibits.

23.1	Consent of Deloitte & Touche LLP regarding Hughes Electronics Corporation.

99.1	Consolidated financial statements for Hughes Electronics Corporation as of September 30, 2003 and December 31, 2002 and for the three and nine months ended September 30, 2003 and 2002.

99.2	Consolidated financial statements for Hughes Electronics Corporation as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002.

99.3	Pro forma financial information for Fox Entertainment Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2004

FOX ENTERTAINMENT GROUP, INC.

By:	/s/ LAWRENCE A. JACOBS

Lawrence A. Jacobs Senior Vice President

INDEX TO EXHIBITS

23.1	Consent of Deloitte & Touche LLP regarding Hughes Electronics Corporation.

99.1	Consolidated financial statements for Hughes Electronics Corporation as of September 30, 2003 and December 31, 2002 and for the three and nine months ended September 30, 2003 and 2002.

99.2	Consolidated financial statements for Hughes Electronics Corporation as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002.

99.3	Pro forma financial information for Fox Entertainment Group, Inc.